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                                                                    Exhibit 4.16

                               AMENDMENT NO.3 TO
                  STOCKHOLDERS AGREEMENT, WAIVER AND CONSENT
                  ------------------------------------------

     This Amendment No. 3 to Stockholders Agreement and Consent (this "Amendment") is entered into as of this 16th day of February, 1999, among Focal Communications Corporation, a Delaware corporation (the "Company") and the stockholders listed on the signature page hereof (the "Stockholders"). Capitalized terms not otherwise defined in this Agreement are used herein with the meanings assigned to such terms in the Stock Purchase Agreement, dated November 27, 1996, by and among the Company and the other parties thereto (as amended, the "Stock Purchase Agreement").

     WHEREAS, the Company and the Stockholders wish to amend the provisions of the Stockholders Agreement, dated November 27, 1996, by and among the Company and the other parties thereto (as amended, the "Stockholders Agreement") as provided in paragraph 1 of this Amendment;

     WHEREAS, the Stockholders collectively own all of the Institutional Investor Stock and at least a majority of the Executive Stock; and

     WHEREAS, the Stockholders wish to consent to the amendment (as provided in paragraph 1 of this Amendment) for purposes of the Stock Purchase Agreement and to waive certain rights they have with respect to related actions;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Amendment hereby agree as follows:

     1.   Amendment to Stockholders Agreement.  Pursuant to Section 9 of the
          -----------------------------------
Stockholders Agreement:

          (a) Section 1(a)(i) of the Stockholders Agreement is hereby amended and restated to read as follows:

               "(i) The authorized number of directors on the Board shall be established at and remain at eight directors."

          (b) Section 1(a)(ii)(E) of the Stockholders Agreement is hereby amended and restated to read as follows:

               "(E) two representatives (the "Outside Directors") designated by holders of a majority of the outstanding shares of Institutional Investor Stock and reasonably acceptable to holders of a majority of the outstanding shares of Management Stock, provided that each of the representatives

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               is not a member of the Company's management or an employee or officer of the Company or any of its Subsidiaries.

          (c) All references in the Stockholders Agreement to "Outside Director" shall hereafter be deemed to refer to "Outside Directors."

     2.   Acknowledgment.  The parties to this Amendment hereby acknowledge
          --------------
that, as of the date of this Amendment, Paul G. Yovovich and John A. Edwardson constitute the "Outside Directors" as defined above.

     3.   Consent.  For all purposes of the Stock Purchase Agreement (including,
          -------
without limitation, Sections 4C(iii), 4C(xii) and 4E thereof), each of the Stockholders consents to:

          a.   the amendments set forth in paragraph 1 of this Amendment;

          b. the issuance of up to 300 shares of the Company's Class A Common Stock for $1,576.00 per share (the "Share Issuance");

          c.   the grant of a stock option (the "Option") to John A. Edwardson
               covering  130,000 option units  or 260    shares of the Company's
                        --------------------------------
               Class A Common Stock at an exercise price of    $ 3.15
                                                                --------------
               per unit (the "Option Grant").

     4.   Waiver.  On behalf of all holders of Investor Stock, the Stockholders
          ------
hereby waive any and all rights of holders of Investor Stock under Section 4J of the Stock Purchase Agreement arising from (i) the Share Issuance, and (ii) the Option Grant, and (iii) issuance by the Company of any shares of the Company's capital stock pursuant to any exercise of the Option in accordance with its terms.

     5.   Counterparts.  This Amendment may be executed in multiple
          ------------
counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     6.   Descriptive Headings.  The descriptive headings of this Amendment are
          --------------------
inserted for convenience only and do not constitute a part of this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

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/s/ Brian F. Addy
------------------------------------
Brian F. Addy

/s/ Joseph A. Beatty
------------------------------------
Joseph A. Beatty

/s/ John R. Barnicle
------------------------------------
John R. Barnicle

/s/ Robert C. Taylor, Jr.
------------------------------------
Robert C. Taylor, Jr.


AD-VENTURE
CAPITAL PARTNERS, L.P.

By: /s/ Brian F. Addy
    --------------------------------
    Brian F. Addy


MISTRAL PARTNERS, L.P.


By: /s/ Robert C. Taylor, Jr
    -------------------------------
    Robert C. Taylor, Jr.


JRB PARTNERS, L.P.

By: /s/ John R. Barnicle
    -------------------------------
    John R. Barnicle

COVENTRY COURT PARNERS, L.P.

By: /s/ Joseph A. Beatty
    -------------------------------
    Joseph A. Beatty


FOCAL COMMUNICATIONS CORPORATION

By: /s/ Robert C. Taylor, Jr.
    -------------------------------


MADISON DEARBORN
CAPITAL PARTNERS, L.P.


By: /s/ James N. Perry, Jr.
    -------------------------------

Its:_______________________________


FRONTENAC VI, L.P.

By: /s/ James E. Crawford, III
    -------------------------------

Its:_______________________________


BATTERY VENTURES III, L.P.

By: /s/ Richard D. Frisbie
    -------------------------------

Its:_______________________________

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